Exhibit 99.1

FOR IMMEDIATE RELEASE

PLEASE CONTACT:

Chad L. Stephens

405.948.1560

Website: www.phxmin.com

PHX MINERALS INC.

REPORTS THIRD QUARTER 2021 RESULTS AND ANNOUNCES DIVIDEND PAYMENT

OKLAHOMA CITY, Aug. 5, 2021 – PHX MINERALS INC., “PHX” or the “Company,” (NYSE: PHX), today reported financial and operating results for the third quarter ended June 30, 2021.

SUMMARY OF RESULTS FOR THE PERIOD ENDED JUNE 30, 2021, AND SUBSEQUENT EVENTS

•

Production volumes for the third fiscal quarter of 2021 increased 31% to 2,493 Mmcfe from 1,904 Mmcfe in the third fiscal quarter of 2020 and increased 9% from 2,297 Mmcfe in the second fiscal quarter of 2021.

•

Net loss in the third fiscal quarter of 2021 was $1.4 million, or $0.05 per share, as compared to net loss of $3.6 million, or $0.21 per share, in the third fiscal quarter of 2020 and net loss of $0.5 million, or $0.02 per share, in the second fiscal quarter of 2021.

•

Adjusted EBITDA excluding gain/loss on asset sales(1) for the third quarter of 2021 was $4.7 million, increased from $1.2 million in the third fiscal quarter of 2020 and increased from $3.4 million in the second fiscal quarter of 2021.

•	On April 30, 2021, the Company closed on the acquisition of 2,514 net royalty acres in the SCOOP play of Oklahoma for approximately $8.5 million in cash and 1.2 million shares of PHX common stock.
•	Additionally, during the quarter ended June 30, the Company closed on two separate acquisitions totaling 393 net royalty acres in the Haynesville for an aggregate $2.3 million in cash.
•	Total debt was reduced to $19.9 million as of June 30, 2021, a 15% decrease from the $23.5 million as of March 31, 2021.
•	Debt to adjusted EBITDA (TTM) (1) ratio was 1.47x at June 30, 2021.
•	A payment of a one cent per share dividend payable on Sept. 10, 2021, to stockholders of record on Aug. 26, 2021, was approved.

Chad L. Stephens, President and CEO, commented, “PHX’s third quarter 2021 reflects excellent quarterly results as we reported adjusted EBITDA of $4.7 million, an increase of 38% over the sequential prior quarter and a 292% increase compared to the year over year quarter. This is due mainly to higher volumes and improved commodity prices. Importantly, it is a direct reflection of our continued success as we execute our stated strategy of growth through mineral acquisitions in our core focus areas. During the quarter, we closed on the purchase of minerals in three different acquisitions located in the Haynesville and SCOOP for $13.25 million of total consideration, the cash portion of which was funded with proceeds from the April equity offering. This brings our total year to date acquisitions to approximately $21.2 million. We also closed on the sale of non-core/non-operated working interest in 71 well bores for approximately $225,000 as part of our strategy of constantly looking to high grade our asset base.

“Additionally, we reduced our debt to $19.9 million at quarter end, which represents a 15% reduction to sequential prior quarter and a 34% reduction compared to the year over year quarter. Current debt equates to a roughly 1.5x Debt to adjusted EBITDA (TTM) (1). Our goal is to achieve a 1.2x Debt to EBITDA (TTM) (1) by fiscal year end Sept. 30, 2021. This puts us in a strong financial position and will allow us to allocate a majority of our growing free cash flow to mineral acquisitions over the coming quarters. We look forward to informing you of our results to drive shareholder value in the future.”

(1)	This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

OPERATING HIGHLIGHTS

	Third Quarter Ended	Third Quarter Ended	Nine Months Ended	Nine Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Mcfe Sold	2,492,813	1,903,752	6,863,949	6,555,378
Average Sales Price per Mcfe	$4.37	$1.85	$3.74	$2.80
Gas Mcf Sold	1,879,343	1,361,909	5,090,619	4,539,103
Average Sales Price per Mcf	$3.33	$1.36	$2.77	$1.73
Oil Barrels Sold	55,492	55,138	170,437	214,159
Average Sales Price per Barrel	$63.77	$25.94	$52.95	$42.43
NGL Barrels Sold	46,753	35,169	125,118	121,887
Average Sales Price per Barrel	$23.58	$6.62	$20.42	$11.26

Total Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
6/30/2021	1,879,343	55,492	46,753	2,492,813
3/31/2021	1,735,820	56,269	37,228	2,296,802
12/31/2020	1,475,456	58,675	41,138	2,074,334
9/30/2020	1,423,602	55,626	46,737	2,037,779

Royalty Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
6/30/2021	908,471	31,095	18,255	1,204,571
3/31/2021	924,969	31,768	19,088	1,230,105
12/31/2020	487,925	27,840	14,948	744,653
9/30/2020	491,234	27,326	20,181	776,276

Working Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
6/30/2021	970,872	24,397	28,498	1,288,242
3/31/2021	810,851	24,501	18,140	1,066,697
12/31/2020	987,531	30,835	26,190	1,329,681
9/30/2020	932,368	28,300	26,556	1,261,503

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PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

FINANCIAL HIGHLIGHTS

	Third Quarter Ended	Third Quarter Ended	Nine Months Ended	Nine Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Working Interest Sales	$5,486,978	$1,876,489	$13,245,980	$9,976,274
Royalty Interest Sales	$5,412,842	$1,641,072	$12,424,644	$8,352,743
Natural Gas, Oil and NGL Sales	$10,899,820	$3,517,561	$25,670,624	$18,329,017

Lease Bonuses and Rental Income	$259,152	$22,996	$319,139	$572,787
Total Revenue	$5,941,559	$2,705,383	$18,213,696	$24,593,201

LOE per Mcfe	$0.43	$0.60	$0.45	$0.59
Transportation, Gathering and Marketing per Mcfe	$0.62	$0.50	$0.60	$0.56
Production Tax per Mcfe	$0.24	$0.07	$0.19	$0.13
G&A Expense per Mcfe	$0.91	$1.00	$0.88	$0.96
Interest Expense per Mcfe	$0.09	$0.13	$0.12	$0.15
DD&A per Mcfe	$0.86	$1.29	$0.90	$1.34
Total Expense per Mcfe	$3.15	$3.59	$3.14	$3.73

Net Income (Loss)	$(1,356,594)	$(3,555,215)	$(2,453,037)	$(22,117,915)
Adj. Pre-Tax Net Income (Loss) (1)	$2,356,054	$(1,536,925)	$3,891,673	$990,306
Adjusted EBITDA (1)	$4,714,200	$1,168,834	$10,858,048	$10,742,522

Cash Flow from Operations	$5,563,226	$3,717,398	$10,240,333	$9,825,740
CapEx - Drilling & Completing	$271,661	$56,413	$696,759	$196,168
CapEx - Mineral Acquisitions	$11,402,761	$50,000	$19,337,265	$10,304,016

Borrowing Base			$28,500,000	$32,000,000
Debt			$19,900,000	$30,000,000
Debt/Adjusted EBITDA (TTM) (1)			1.47	1.48

(1)	This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

THIRD QUARTER 2021 RESULTS

The Company recorded a third quarter 2021 net loss of $1,356,594, or $0.05 per share, as compared to a net loss of $3,555,215, or $0.21 per share, in the third quarter 2020. The change in net loss was principally the result of increased natural gas, oil and NGL sales and decreased LOE, DD&A and impairment expense, partially offset by an increase in losses on derivative contracts, G&A, transportation, gathering and marketing expenses and production taxes.

Natural gas, oil and NGL revenue increased $7,382,259, or 210%, for the third quarter 2021, compared to the corresponding 2020 quarter due to increases in natural gas, oil and NGL prices of 145%, 146% and 256%, respectively, and an increase in natural gas, oil and NGL volumes of 38%, 1% and 33%, respectively.

Production increased across all three product categories during the three months ended June 30, 2021, as compared to the three months ended June 30, 2020, due to improved market conditions, resulting in (i) previously curtailed, high interest wells being worked over and brought fully back online in the STACK, Arkoma Stack, and Fayetteville Shale, (ii) acquisitions in the STACK and Haynesville, and (iii) increased drilling and completions activity in the STACK and SCOOP. These were partially offset by plays with naturally declining production in high interest wells, such as the Eagle Ford Shale.

The Company had a net loss on derivative contracts of $5,487,483 in the 2021 quarter, as compared to a net loss of $838,282 in the 2020 quarter. The net loss on derivative contracts in both periods was principally due to the natural gas and oil collars and fixed price swaps being less beneficial in relation to their respective contracted volumes and prices at the beginning of the periods.

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PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

The 12% decrease in total cost per Mcfe in the 2021 quarter, relative to the 2020 quarter, was primarily driven by a decrease in DD&A. DD&A decreased $326,861, or 13%, in the 2021 quarter to $0.86 per Mcfe, as compared to $1.29 per Mcfe in the 2020 quarter. Of the DD&A decrease, $1,086,750 was a result of a $0.43 decrease in the DD&A rate per Mcfe, partially offset by an increase of $759,889 resulting from production increasing 31% in the 2021 quarter. The rate decrease was mainly due to an increase in reserves during the 2021 quarter, as compared to the 2020 quarter.

NINE MONTHS 2021 RESULTS

The Company recorded a nine-month net loss of $2,453,037, or $0.10 per share, in the 2021 period, as compared to a net loss of $22,117,915, or $1.34 per share, in the 2020 period. The change in net loss was principally the result of increased natural gas, oil and NGL sales and decreased LOE, DD&A, impairment expense and G&A, partially offset by an increase in losses on derivative contracts, transportation, gathering and marketing expenses, production taxes and a reduction in gain on asset sales and income tax benefit.

Natural gas, oil and NGL sales increased $7,341,607, or 40%, for the 2021 period, compared to the 2020 period due to increases in natural gas, oil and NGL prices of 60%, 25% and 81%, respectively, and an increase in natural gas and NGL volumes of 12% and 3%, respectively.

Natural gas volumes increased during the nine months ended June 30, 2021, as compared to the nine months ended June 30, 2020, primarily as a result of (i) acquisitions in the Haynesville Shale, (ii) maintenance workovers on high-interest wells in the Arkoma Stack, and (iii) increased drilling and completion activity in the STACK.  These gas volumes were partially offset by naturally declining production in the Fayetteville Shale and production downtime and curtailments in response to market conditions in the SCOOP.  The decrease in oil production was primarily due to naturally declining production in high-interest wells brought online during the first quarter of 2020 in the Bakken, as well as reduced drilling and completion activity in 2021 due to prevailing economic conditions compared to 2020 in the Eagle Ford and SCOOP. Oil production decreases were partially offset by increased drilling and completion activity in the STACK. The increased activity in the STACK also resulted in increased NGL production, which was partially offset by production downtime and curtailments in high-interest wells in in the SCOOP as well as naturally declining production in liquid-rich gas areas of the Anadarko Granite Wash.

The Company had a net loss on derivative contracts of $8,089,662 in the 2021 period, as compared to a net gain of $2,415,401 in the 2020 period. The net loss on derivative contracts in the current period was principally due to the natural gas and oil collars and fixed price swaps being less beneficial in relation to their respective contracted volumes and prices at the beginning of the period.

The 16% decrease in total cost per Mcfe in the 2021 period, relative to the 2020 period, was primarily driven by a decrease in DD&A. DD&A decreased $2,617,614, or 30%, in the 2021 period to $0.90 per Mcfe, as compared to $1.34 per Mcfe in the 2020 period. Of the DD&A decrease, $3,031,099 was a result of a $0.44 decrease in the DD&A rate per Mcfe, partially offset by an increase of $413,485 resulting from production increasing 5% in the 2021 period. The rate decrease was mainly due an increase in reserves during the 2021 period, as compared to the 2020 period.

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PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

OPERATIONS UPDATE

During the quarter ended June 30, 2021, 37 gross and 0.18 net wells in progress converted to producing wells. Our inventory of wells in progress increased to 97 gross wells and 0.48 net wells.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Permian	Fayetteville	Haynesville	Other	Total
Gross Wells in Progress on PHX Acreage:
As of 3/31/21	42	13	3	2	3	-	13	4	80
Net Change	18	1	-2	-	-	-	-1	1	17
As of 6/30/21	60	14	1	2	3	-	12	5	97
Net Wells in Progress on PHX Acreage:
As of 3/31/21	0.08	0.03	-	-	0.14	-	0.13	0.06	0.44
Net Change	0.05	0.01	-	-	-	-	-0.01	-0.01	0.04
As of 6/30/21	0.13	0.04	-	-	0.14	-	0.12	0.05	0.48
Gross Active Permits on PHX Acreage:
As of 3/31/21	14	11	6	3	-	-	-	6	40
Net Change	-1	-4	-1	-	-	-	-	-	-6
As of 6/30/21	13	7	5	3	-	-	-	6	34

As of 6/30/21:
Rigs Present on PHX Acreage	6	1	2	-	-	-	3	1	13
Rigs Within 2.5 Miles of PHX Acreage	12	7	6	1	2	-	13	5	46

Leasing Activity

During the third quarter of fiscal 2021, the Company leased 518 net mineral acres for $270,890, primarily in Dawson County, TX in the Midland Basin.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Permian	Fayetteville	Haynesville	Other	Total
During Three Months Ended 6/30/21:
Net Mineral Acres Leased	-	30	-	-	307	-	-	181	518
Average Bonus per Net Mineral Acre	-	$500	-	-	$527	-	-	$377	$524
Average Royalty per Net Mineral Acre	-	20%	-	-	25%	-	-	19%	22%

ACQUISITION AND DIVESTITURE UPDATE

During the third quarter of fiscal 2021, the Company purchased 2,913 net royalty acres for $13,310,340 and sold 5,197 net royalty acres at an average price of $57 per acre.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Permian	Fayetteville	Haynesville	Other	Total
During Three Months Ended 6/30/21:
Net Mineral Acres Purchased	1,819	47	-	-	-	-	308	23	2,197
Net Royalty Acres Purchased	2,420	61	-	-	-	-	398	34	2,913
Price per Net Royalty Acre	$4,455	$1,624	-	-	-	-	$5,955	$1,754	$4,570
Net Mineral Acres Sold	-	-	-	-	2,857	-	-	32	2,889
Net Royalty Acres Sold	-	-	-	-	5,165	-	-	32	5,197
Price per Net Royalty Acre	-	-	-	-	$55	-	-	$391	$57

THIRD QUARTER EARNINGS CALL

PHX will host a conference call to discuss third quarter results at 5:00 p.m. EDT on Aug. 5, 2021. Management’s discussion will be followed by a question and answer session with investors. To participate on the conference call, please dial 877-407-3088 (domestic) or 201-389-0927 (international). A replay of the call will be available for 14 days after the call. The number to access the replay of the conference call is 877-660-6853 and the PIN for the replay is 13720096.

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PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

FINANCIAL RESULTS

Statements of Operations

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Natural gas, oil and NGL sales	$10,899,820	$3,517,561	$25,670,624	$18,329,017
Lease bonuses and rental income	259,152	22,996	319,139	572,787
Gains (losses) on derivative contracts	(5,487,483)	(838,282)	(8,089,662)	2,415,401
Gain on asset sales	270,070	3,108	313,595	3,275,996
	5,941,559	2,705,383	18,213,696	24,593,201
Costs and expenses:
Lease operating expenses	1,064,989	1,147,948	3,100,052	3,871,818
Transportation, gathering and marketing	1,538,174	956,653	4,138,653	3,696,282
Production taxes	596,858	134,249	1,316,038	835,284
Depreciation, depletion and amortization	2,137,707	2,464,568	6,176,173	8,793,787
Provision for impairment	45,855	358,826	45,855	29,904,528
Interest expense	220,439	241,191	790,202	958,429
General and administrative	2,275,104	1,908,790	6,065,677	6,306,479
Other expense (income)	235,027	(73,687)	136,083	(44,551)
Total costs and expenses	8,114,153	7,138,538	21,768,733	54,322,056
Income (loss) before provision (benefit) for income taxes	(2,172,594)	(4,433,155)	(3,555,037)	(29,728,855)

Provision (benefit) for income taxes	(816,000)	(877,940)	(1,102,000)	(7,610,940)

Net income (loss)	$(1,356,594)	$(3,555,215)	$(2,453,037)	$(22,117,915)

Basic and diluted earnings (loss) per common share	$(0.05)	$(0.21)	$(0.10)	$(1.34)

Basic and diluted weighted average shares outstanding:
Common shares	28,117,199	16,403,243	24,308,185	16,375,736
Unissued, directors' deferred compensation shares	192,059	141,799	174,454	152,500
	28,309,258	16,545,042	24,482,639	16,528,236

Dividends declared per share of
common stock and paid in period	$0.01	$0.01	$0.03	$0.09

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PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

Balance Sheets

	June 30, 2021	Sept. 30, 2020
Assets
Current assets:
Cash and cash equivalents	$2,908,500	$10,690,395
Natural gas, oil, and NGL sales receivables (net of $0	5,114,387	2,943,220
allowance for uncollectable accounts)
Refundable income taxes	2,379,756	3,805,227
Other	480,600	351,088
Total current assets	10,883,243	17,789,930

Properties and equipment at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	323,187,303	324,886,491
Non-producing natural gas and oil properties	32,894,588	18,993,814
Other	681,125	582,444
	356,763,016	344,462,749
Less accumulated depreciation, depletion and amortization	(259,018,926)	(263,590,801)
Net properties and equipment	97,744,090	80,871,948

Operating lease right-of-use assets	628,617	690,316
Other, net	558,659	669,641
Total assets	$109,814,609	$100,021,835

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,173,258	$997,637
Derivative contracts, net	6,754,328	281,942
Current portion of operating lease liability	130,973	127,108
Accrued liabilities and other	1,324,482	1,297,363
Short-term debt	-	1,750,000
Total current liabilities	9,383,041	4,454,050

Long-term debt	19,900,000	27,000,000
Deferred income taxes, net	212,007	1,329,007
Asset retirement obligations	2,845,919	2,897,522
Derivative contracts, net	1,354,174	425,705
Operating lease liability, net of current portion	822,907	921,625

Total liabilities	34,518,048	37,027,909

Stockholders' equity:
Class A voting common stock, $0.01666 par value; 36,000,500
shares authorized and 30,200,226 issued at June 30, 2021;
24,000,500 shares authorized and 22,647,306 issued at Sept. 30, 2020	503,136	377,304
Capital in excess of par value	25,844,372	10,649,611
Deferred directors' compensation	1,701,110	1,874,007
Retained earnings	53,033,376	56,244,100
	81,081,994	69,145,022
Less treasury stock, at cost; 388,545 shares at June 30,
2021, and 411,487 shares at Sept. 30, 2020	(5,785,433)	(6,151,096)
Total stockholders' equity	75,296,561	62,993,926
Total liabilities and stockholders' equity	$109,814,609	$100,021,835

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PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

Condensed Statements of Cash Flows

	Nine Months Ended June 30,
	2021	2020
Operating Activities
Net income (loss)	$(2,453,037)	$(22,117,915)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	6,176,173	8,793,787
Impairment of producing properties	45,855	29,904,528
Provision for deferred income taxes	(1,117,000)	(6,158,000)
Gain from leasing fee mineral acreage	(316,541)	(567,975)
Proceeds from leasing fee mineral acreage	334,938	582,458
Net (gain) loss on sales of assets	(136,596)	(3,258,994)
Directors' deferred compensation expense	167,425	184,188
Total (gain) loss on derivative contracts	8,089,662	(2,415,401)
Cash receipts (payments) on settled derivative contracts	(688,807)	3,230,034
Restricted stock awards	542,674	619,812
Other	72,126	3,718
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	(2,134,395)	2,194,430
Other current assets	(89,957)	(121,635)
Accounts payable	209,014	31,755
Income taxes receivable	1,425,471	(134,908)
Other non-current assets	87,065	6,544
Accrued liabilities	26,263	(950,686)
Total adjustments	12,693,370	31,943,655
Net cash provided by operating activities	10,240,333	9,825,740

Investing Activities
Capital expenditures	(696,759)	(196,168)
Acquisition of minerals and overriding royalty interests	(19,337,265)	(10,304,016)
Proceeds from sales of assets	533,371	3,457,500
Net cash provided (used) by investing activities	(19,500,653)	(7,042,684)

Financing Activities
Borrowings under Credit Facility	-	6,061,725
Payments of loan principal	(8,850,000)	(11,486,725)
Net proceeds from equity issuance	11,088,858	-
Purchases of treasury stock	(2,741)	(7,635)
Payments of dividends	(757,692)	(1,486,031)
Net cash provided (used) by financing activities	1,478,425	(6,918,666)

Increase (decrease) in cash and cash equivalents	(7,781,895)	(4,135,610)
Cash and cash equivalents at beginning of period	10,690,395	6,160,691
Cash and cash equivalents at end of period	$2,908,500	$2,025,081

Supplemental Schedule of Noncash Investing and Financing Activities

Additions to asset retirement obligations	$-	$4

Gross additions to properties and equipment	$23,794,178	$10,335,534
Equity offering used for acquisitions	(3,718,000)	-
Net (increase) decrease in accounts payable for properties
and equipment additions	(42,154)	164,650
Capital expenditures and acquisitions	$20,034,024	$10,500,184

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PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

Derivative Contracts as of Aug. 1, 2021

Period				Collar Average	Collar Average
(Calendar Year)	Product	Volume Mcf/Bbl	Swap Price	Floor Price	Ceiling Price
Remaining 2021	Natural Gas	1,193,500		$2.38	$3.07
Remaining 2021	Natural Gas	600,500	$2.82
2022	Natural Gas	2,540,500		$2.42	$3.17
2022	Natural Gas	547,500	$2.73
2023	Natural Gas	166,000		$2.37	$3.26
2023	Natural Gas	84,000	$2.56

Remaining 2021	Crude Oil	9,000		$37.00	$46.69
Remaining 2021	Crude Oil	55,000	$40.75
2022	Crude Oil	68,500		$40.25	$50.35
2022	Crude Oil	59,000	$41.51

Non-GAAP Reconciliation

This news release includes certain “non-GAAP financial measures” under the rules of the Securities and Exchange Commission, including Regulation G. These non-GAAP measures are calculated using GAAP amounts in our financial statements. These measures, detailed below, are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for impairment, depreciation, depletion and amortization of properties and equipment, including amortization of other assets, provision (benefit) for income taxes and unrealized (gains) losses on derivative contracts. Adjusted EBITDA is not a measure of financial performance under GAAP. We have included a presentation of adjusted EBITDA because we recognize that certain investors consider adjusted EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the periods indicated:

	Third Quarter Ended	Third Quarter Ended	Nine Months Ended	Nine Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income (Loss)	$(1,356,594)	$(3,555,215)	$(2,453,037)	$(22,117,915)
Plus:
Unrealized (gains) losses on derivatives	4,482,793	2,537,404	7,400,855	814,633
Income Tax Expense (Benefit)	(816,000)	(877,940)	(1,102,000)	(7,610,940)
Interest Expense	220,439	241,191	790,202	958,429
DD&A	2,137,707	2,464,568	6,176,173	8,793,787
Impairment	45,855	358,826	45,855	29,904,528
Adjusted EBITDA	$4,714,200	$1,168,834	$10,858,048	$10,742,522

Adjusted EBITDA Excluding Gain on Asset Sales Reconciliation

Adjusted EBITDA excluding gain on asset sales is defined as the adjusted EBITDA less gains on asset sales. We have included a presentation of adjusted EBITDA excluding gain on asset sales because we recognize that certain investors consider this amount a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. The adjusted EBITDA excluding gain on asset sales has limitations and should not be considered in isolation or as a substitute for net income,

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PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA excluding gain on asset sales may not be comparable to a similarly titled measure of other companies. The following table provides a presentation of net income (loss) to adjusted EBITDA and of the resulting adjusted EBITDA excluding gain on asset sales for the periods indicated:

	Third Quarter Ended	Third Quarter Ended	Nine Months Ended	Nine Months Ended	Second Quarter Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020	March 31, 2021
Net Income (Loss)	$(1,356,594)	$(3,555,215)	$(2,453,037)	$(22,117,915)	$(499,723)
Plus:
Unrealized (gains) losses
on derivatives	4,482,793	2,537,404	7,400,855	814,633	2,050,712
Income Tax Expense
(Benefit)	(816,000)	(877,940)	(1,102,000)	(7,610,940)	(217,000)
Interest Expense	220,439	241,191	790,202	958,429	267,865
DD&A	2,137,707	2,464,568	6,176,173	8,793,787	1,777,817
Impairment	45,855	358,826	45,855	29,904,528	-
Adjusted EBITDA	$4,714,200	$1,168,834	$10,858,048	$10,742,522	$3,379,671

Less:
Gain on asset sales	270,070	3,108	313,595	3,275,996	23,257
Loss on asset sales(1)	(238,827)	(4,345)	(248,301)	(11,849)	(5,681)
Adjusted EBITDA excluding
Gain/loss on asset sales	$4,682,957	$1,170,071	$10,792,754	$7,478,375	$3,362,095

(1) Included in other expense (income) line item on the Company's Statements of Operations

Debt/Adjusted EBITDA (TTM) Reconciliation

Debt/adjusted EBITDA (TTM) is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (“TTM”) basis. We have included a presentation of debt/adjusted EBITDA (TTM) because we recognize that certain investors consider such ratios a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. The debt/adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt/adjusted EBITDA (TTM) may not be comparable to a similarly titled measure of other companies. The following table provides a presentation of net income (loss) to adjusted EBITDA on a TTM basis, and of the resulting debt/adjusted EBITDA (TTM) ratio:

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PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

	TTM Ended	TTM Ended
	June 30, 2021	June 30, 2020
Net Income (Loss)	$(4,287,159)	$(78,271,695)
Plus:
Unrealized (gains) losses on derivatives	9,788,013	1,031,998
Income Tax Expense (Benefit)	(1,780,060)	(25,847,940)
Interest Expense	1,118,561	1,402,387
DD&A	8,696,169	15,169,665
Impairment	45,855	106,728,865
Adjusted EBITDA	$13,581,379	$20,213,280

Debt	$19,900,000	$30,000,000
Debt/Adjusted EBITDA	1.47	1.48

Adjusted Pre-Tax Net Income (Loss) Reconciliation

Adjusted pre-tax net income (loss) is defined as net income (loss) plus provision for impairment, provision (benefit) for income taxes and unrealized (gains) losses on derivative contracts. We have included a presentation of adjusted pre-tax net income (loss) because we recognize that certain investors consider adjusted pre-tax net income (loss) a useful means of evaluating our financial performance. Adjusted pre-tax net income (loss) has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted pre-tax net income (loss) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted pre-tax net income (loss) for the periods indicated:

	Third Quarter Ended	Third Quarter Ended	Nine Months Ended	Nine Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income (Loss)	$(1,356,594)	$(3,555,215)	$(2,453,037)	$(22,117,915)
Plus:
Impairment	45,855	358,826	45,855	29,904,528
Unrealized (gains) losses on derivatives	4,482,793	2,537,404	7,400,855	814,633
Income Tax Expense (Benefit)	(816,000)	(877,940)	(1,102,000)	(7,610,940)
Adjusted Pre-Tax Net Income (Loss)	$2,356,054	$(1,536,925)	$3,891,673	$990,306

PHX Minerals Inc. (NYSE: PHX) Oklahoma City-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core areas of focus. PHX owns approximately 251,000 net mineral acres principally located in Oklahoma, Texas, North Dakota, New Mexico and Arkansas. Additional information on PHX can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Company’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: our ability to execute our business strategies; the volatility of realized natural gas and oil prices; the level of production on our properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; our ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which we invest; and other economic, competitive, governmental, regulatory or technical factors affecting our properties, operations or prices. Although the Company believes the expectations reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. Such forward-looking statements are subject to a

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PHX Minerals Inc.

Reports Third Quarter 2021 Results …cont.

number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company's website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

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